Exhibit 10.5

BIOXCEL THERAPEUTICS, INC.

NON-STATUTORY STOCK OPTION AGREEMENT

Option No.	Date of Grant: As of , 2017
Shares:

To:

We are pleased to notify you that BIOXCEL THERAPEUTICS, INC. (the “Company”) has granted to you an non-statutory stock option under the 2017 Equity Incentive Plan (the “Plan”), to purchase all or any part of an aggregate of        shares of the Common Stock of the Company (the “Optioned Shares”) at a price of $    per share, subject to the terms and conditions of the Plan and of this Agreement set forth hereinafter.

1.             Vesting, Term and Exercise of Option.  Subject to the provisions of this Agreement, this option may be exercised for up to the number of vested Optioned Shares by you or the representative of your estate on or prior to 10 years from the date of grant (“Last Exercise Date”).       of the Optioned Shares vest on              .

2.             Any portion of the Optioned Shares that you do not exercise shall accumulate and can be exercised by you any time prior to the Last Exercise Date.   You may not exercise your option to purchase a fractional share, and you may only exercise your option by purchasing shares in increments of 100 shares unless the remaining shares purchasable are less than 100 shares.

This option may be exercised by delivering to the Secretary of the Company (i) a written Notice of Intention to Exercise in the form attached hereto as Exhibit A signed by you and specifying the number of Optioned Shares you desire to purchase, (ii) payment in full of the exercise price for all such Optioned Shares in cash, certified check or surrender of shares of Common Stock of the Company having a value equal to the exercise price of the Optioned Shares as to which you are exercising this option, provided that such surrendered shares, if previously acquired by exercise of a Company stock option, have been held by you at least six months prior to their surrender. As a holder of an option, you shall have the rights of a shareholder with respect to the Optioned Shares only after they shall have been issued to you upon the exercise of this option. Subject to the terms and provisions of this Agreement and the Plan, the Company shall use its best efforts to cause the Optioned Shares to be issued as promptly as practicable after receipt of your Notice of Intention to Exercise.

3.             Death or Termination of Employment or Services. If the employment or services of the Optionee by the Company or a subsidiary corporation of the Company shall be terminated voluntarily by the Optionee or for cause by the Company, this Option shall expire forthwith, but if such employment or services shall be terminated for any other reason (except death or disability), then this Option may not be exercised at any time later than three (3) months after such termination of the Optionee’s employment. If the Optionee dies (i) while employed by or in the service of the Company or a subsidiary corporation of the Company, or (ii) within three (3)

months after termination of the Optionee’s employment or services, then this Option may be exercised by the estate of the Optionee, or by a person who acquired the right to exercise this Option by bequest or inheritance or by reason of the death of the Optionee, at any time within one (1) year after such death. If the Optionee’s employment or services with the Company or such subsidiary are terminated because of permanent and total disability while employed by or in the service of the Company or such subsidiary, this Option may be exercised at any time within one (1) year after termination of the Optionee’s employment or service due to the disability, provided, however, that nothing in this Section 4 shall extend the right to purchase Optioned Shares which could not be purchased by the Optionee prior to the termination of his employment with the Company or such subsidiary.

4.             Non-transferability of Option.  This Option shall not be transferable and may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Company the right to terminate this option as of the date of such purported transfer or assignment. No transfer of an option by you by will or by the laws of descent and distribution shall be effective unless the Company have been furnished with written notice thereof, and such other evidence as the Board of Directors may deem necessary to establish the validity of the transfer and conditions of the option, and to establish compliance with any laws or regulations pertaining thereto.

5.             Plan Provisions to Prevail.  This Agreement shall be subject to all of the terms and provisions of the Plan.  If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

6.             Certain Rights and Restrictions With Respect to Common Stock.  The Optioned Shares which you may acquire upon the exercise of this option will not be registered under the Securities Act of 1933, as amended, or under state securities laws and the resale by you of such Optioned Shares will, therefore, be restricted. You will be unable to transfer such Optioned Shares without either registration under such Act and compliance with applicable state securities laws or the availability of an exemption therefrom. Accordingly, you represent and warrant to the Company that all shares of Common Stock you may acquire upon the exercise of this option will be acquired by you or your estate in the event of your death for your own account for investment and that you will not sell or otherwise dispose of any such shares except in compliance with all applicable federal and state securities laws. The Company may place a legend to such effect upon each certificate representing Optioned Shares acquired by you upon the exercise of this option.

7.             Disputes.  Any dispute which may arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined in good faith by the Board of Directors of the Company in its sole discretion, and such determination shall be binding upon all parties.

8.             Governing Law.  The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

BIOXCEL THERAPEUTICS, INC.

By:

Exhibit A

NOTICE OF INTENTION TO EXERCISE STOCK OPTIONS

The undersigned grantee of a BioXcel Therapeutics, Inc. Stock Option Agreement dated as of      , 2017 to purchase      shares of BioXcel Therapeutics, Inc. common stock hereby gives notice of his or her intention to exercise the Stock Option (or a portion thereof) and elects to purchase            shares of BioXcel Therapeutics, Inc. common stock.

Shares should be issued in the name of the undersigned and should be sent to the undersigned at:

(Address where you want stock certificates mailed to)

Date:

Social Security Number

Signature

INSTRUCTIONS:  The exercise of these Stock Options is effective on the date the Company has received all of (1) this Notice of Intention to Exercise Stock Options, and (2) payment in full in cash of the exercise price for all shares being purchased pursuant to this Notice.